Exhibit 10.5

FORM OF RESTRICTIVE COVENANT AGREEMENT1

This RESTRICTIVE COVENANT AGREEMENT (“Agreement”), entered into and effective as of [_________], is by and between [            ] (“Employee”) and Compass Minerals International, Inc. by and on behalf of itself and any parent companies, successor companies, direct and indirect subsidiaries, other affiliated companies and assigns (hereinafter referred to collectively as “Company”).

WITNESSETH

[WHEREAS, Company and the Employee previously entered into a Restrictive Covenant Agreement (the “Prior Agreement”); and]2

WHEREAS, in consideration of the [employment]3 [continued employment]4 of Employee by Company and as a condition of Employee’s eligibility for any incentive compensation from Company (as applicable), Company and the Employee desire to enter into this Agreement[ which will supersede the Prior Agreement in its entirety]5.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, Company and the Employee hereby agree as follows:

1. Non-Solicitation Agreement.

a. Acknowledgments. Employee acknowledges Company’s confidential/trade secret information and relationships with its customers, clients, employees, and other business associations are among Company’s most important assets. Employee further acknowledges that, in his/her employment with Company, he/she will have access to such information/relationships and be responsible for developing and maintaining such information/relationships.

b. Non-Solicitation of Employees. Employee agrees that, during Employee’s employment with Company and for a period of [two years]6 [one year]7 after termination of Employee’s employment with Company for any reason (regardless of who initiates such termination), Employee will not directly or indirectly, whether for Employee’s benefit or for the benefit of a third party, recruit, solicit, or induce, or attempt to recruit, solicit, or induce: (1) anyone employed by Company to terminate employment with, or otherwise cease a relationship with, Company, other than in the good-faith performance of Employee’s duties to Company; or (2) anyone employed by Company at any time during the one year immediately preceding termination of Employee’s employment with Company to provide services of any kind to a competitor of Company. Employee further agrees that Employee shall not hire/otherwise engage/supervise any individual described in (1) or (2) of this paragraph 1.b, including in the event any such individual approaches Employee about providing services to a Company competitor. This Section 1.b. shall not prohibit Employee from providing references for any employee of Company or from making solicitations for employees through a general advertisement not directed specifically at employees of Company.

[1]

Note that this form includes various references to differing language in “Option 1” and “Option 2”. Option 1 language is to be used in an agreement with the Chief Executive Officer, while Option 2 language is to be used in an agreement with all other executive officers.

[2]	Language to be included for executives party to an existing restrictive covenant agreement.
[3]	Language to be included for executives not previously employed.
[4]	Language to be included for executives previously employed.
[5]	Language to be included for executives party to an existing restrictive covenant agreement.
[6]	Option 1
[7]	Option 2

c. Non-Solicitation of Customers. Employee agrees that, during Employee’s employment with Company and for a period of [two years]8 [one year]9 after termination of Employee’s employment with Company for any reason (regardless of who initiates such termination), Employee will not directly or indirectly, whether for Employee’s benefit or for the benefit of a third party, solicit, divert, or take away, or attempt to solicit, divert, or take away, the business or patronage of any of the clients, customers, accounts, distributors, suppliers, vendors or business partners or demonstrably (based upon material activities by Company) prospective clients, customers, accounts, distributors, suppliers, vendors, or business partners of Company, in each case within the geographic regions for which Employee is responsible at any time within the one year immediately preceding termination of Employee’s employment with Company (collectively, the “Territory”). Employee further agrees Employee will not, for the period specified in this paragraph 1.c., do business in any way with respect to competitive activities with any entity covered by this paragraph 1.c within the Territory.

2. Non-Competition Agreement.

a. Acknowledgments. Employee acknowledges Company’s confidential/trade secret information and relationships with its customers, clients, employees, and other business associations are among Company’s most important assets. Employee further acknowledges that, in his/her employment with Company, he/she will have access to such information/relationships and be responsible for developing and maintaining such information/relationships. Employee acknowledges that Company’s business encompasses all of Company’s operations, its main products and services, what subsidiaries it owns, and what markets it operates in and that for purposes of this Agreement, Company’s “Business” shall at all times mean those operations, products and services as described in Company’s most recently filed annual report on Form 10-K with the U.S. Securities and Exchange Commission (the “SEC”).

b. Restriction on Competition. The restriction on competition in this paragraph extends to all geographic areas within the Territory. Employee agrees that, during Employee’s employment with Company and for a period of [two years]10 [one year]11 after termination of Employee’s employment with Company for any reason (regardless of who initiates such termination), Employee will not directly or indirectly compete with Company or Company’s Business within the Territory. This agreement not to compete means Employee will not, among other things, whether as an employee, independent contractor, consultant, owner, officer, director, stockholder, partner, or in any other capacity (1) be affiliated with any business competitive with Company or Company’s Business within the Territory or (2) solicit orders as an agent for any product or service that is competitive with any product or services provided by Company or Company’s Business within the Territory. Nothing in this Section 2.b. shall prohibit Employee from being a passive owner of less than 5% of the outstanding equity of any entity. In addition, following Employee’s termination of employment, nothing herein or

[8]	Option 1
[9]	Option 2
[10]	Option 1
[11]	Option 2

otherwise shall prevent or prohibit Employee from having an equity interest in, or providing services to, (x) a private equity or hedge fund that has investments in the Business, (y) a subsidiary, division or affiliate of an entity engaged in the Business as long as such subsidiary, division or affiliate does not engage in competition with Company in a manner prohibited hereunder for Employee to be employed by it if it were a stand-alone company or (z) a company that engages in the Business, but derives less than 5% of such company’s annual gross revenue from the Business; provided that, in each of clauses (x), (y), or (z), Employee does not provide services, directly or indirectly, to the Business and does not have any direct reports who provide services, directly or indirectly, to the Business, it being understood that, for purposes of (z) above, Employee shall not be considered to be providing direct or indirect services to the Business if the person in charge of the Business is not Employee or a direct report of Employee. [Notwithstanding anything in this Agreement to the contrary, this Agreement shall not be construed in any way to limit or restrict Employee’s right to practice law in any jurisdiction, including, without limitation, as in-house legal counsel to any company in any industry.]12

3. Confidentiality and Security.

(a) Confidential Information. Employee understands and acknowledges that during the course of employment with Company, Employee will have access to and learn about confidential, secret, and proprietary documents, materials, data, and other information, in tangible and intangible form, of and relating to Company’s Business, including its existing and prospective customers, suppliers, and other associated third parties (“Confidential Information”). Employee further understands and acknowledges that this Confidential Information and Company’s ability to reserve it for the exclusive knowledge and use of Company is of great competitive importance and commercial value to Company, and that improper use or disclosure of the Confidential Information by Employee may cause irreparable harm to Company, for which remedies at law may not be adequate and may also cause Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties and civil damages or penalties.

For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, documents, research, operations, services, strategies, agreements, contracts, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, applications, operating systems, pricing information, customer information and customer lists of Company and Company’s Business or of any other person or entity that has entrusted information to Company in confidence. The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

Employee understands and agrees that Confidential Information developed by Employee in the course of Employee’s employment by Company shall be subject to the terms and conditions of this Agreement as if Company furnished the same Confidential Information to Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public or within Company’s industry, provided that such disclosure to the public or within the Company’s industry is through no direct or indirect fault of Employee or person(s) acting on Employee’s behalf.

[12]	Language to be used only for in-house legal counsel, including Chief Legal and Administrative Officer.

(b) Disclosure and Use Restrictions.

(1)	Employee covenants. Employee agrees and covenants:

(A)to	treat all Confidential Information as strictly confidential;

(B)

not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever not having a need to know and authority to know and use the Confidential Information in connection with the Business and, in any event, not to anyone outside of the direct employ of Company except as required in the performance of any of Employee’s authorized employment duties to Company or with the prior consent of an authorized officer acting on behalf of Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and

(C)

not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of Company except as required in the performance any of the Employee’s authorized employment duties to Company or with the prior consent of an authorized officer acting on behalf of Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent).

(2)	Permitted disclosures. Nothing in this Agreement shall be construed to:

(A)

prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. Employee shall promptly provide written notice of any such order to an authorized officer of Company, if legally permitted to do so;

(B)

prohibit or restrict Employee (or Employee’s attorney) from filing a charge or complaint with the SEC, the Equal Employment Opportunity Commission (“EEOC”) or a comparable state agency, the Occupational Safety and Health Administration (“OSHA”), or any other self-regulatory organization or any other federal or state regulatory authority (“Government Agencies”). Employee further understands that this Agreement does not limit the Employee’s ability to communicate with any securities regulatory agency or authority/Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any securities regulatory agency or authority/Government Agency in connection with reporting a possible securities or other law violation without notice to Company;

(C)	limit Employee’s right to receive an award for information provided to any Government Agencies/to the SEC staff or any other securities regulatory agency or authority;

(D)

prohibit Employee from making other disclosures that are protected under the whistleblower provisions of law. Employee does not need prior authorization of Company to make any such reports or disclosures and is not required to notify Company that he/she has made such reports or disclosures; or

(F)	prohibit Employee from making truthful disclosures to a court of competent jurisdiction that are reasonably appropriate in connection with any litigation between Employee and Company.

(3)

Duration of Confidentiality Obligations. Employee understands and acknowledges that Employee’s obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon Employee first having access to such Confidential Information (whether before or after Employee begins employment by Company) and shall continue during and after Employee’s employment by Company until such time as such Confidential Information has become public knowledge or generally known in Company’s industry other than as a result of Employee’s breach of this Agreement or breach by those acting in concert with the Employee or on the Employee’s behalf.

4. Non-Disparagement. Employee will not disparage in any way, or make negative comments of any sort, about the Company, its employees, customers, or vendors, whether orally or in writing, and whether to a third party or to an employee of the Company. Similarly, the Company will instruct its executive officers of the Company not to disparage in any way or make negative comments of any sort about Employee or Employee’s employment with the Company, whether orally or in writing and whether to a third party or to an employee of the Company. This prohibition does not limit Employee’s right to file a charge with, or participate in, an investigation conducted by any appropriate federal, state or local government agency (such as the EEOC, National Labor Relations Board, SEC, Department of Labor or OSHA), nor does it require Employee to provide anything other than truthful information in good faith to the best of Employee’s ability. Similarly, this prohibition does not prohibit the Company or any executive officer of the Company from making truthful disclosures to a federal, state or local government agency or a state or federal court of competent jurisdiction that are reasonably appropriate in connection with any litigation between Employee and Company (whether such litigation is initiated by Employee or by Company) or providing truthful testimony or otherwise disclosing information as required by law. Either party may make truthful statements to rebut disparaging statements made by the other party.

5. General Provisions.

a. Legal and Equitable Relief. Employee specifically acknowledges and agrees that, in interpreting/enforcing this Agreement, a court should honor the parties’ intent to the maximum extent possible. As such, Employee specifically acknowledges and agrees (1) the restrictions in paragraphs 1-4 are necessary for the protection of the legitimate business interests, goodwill, and Confidential Information of Company and its Business; (2) the duration and scope of the restrictions in paragraphs 1-4 are reasonable as written; (3) if a court of competent jurisdiction determines the restrictions in paragraphs 1-4 are overbroad, then such court should modify those restrictions so as to be enforceable rather than void the restrictions regardless of any law or authority to the contrary, it being the parties’ intent in this Agreement to restrain unfair competition; and (4) in the event of any actual or threatened breach, Company shall, to the maximum extent allowed, have the right to suspend bonus payments, benefits, and/or any exercise of stock options or settlement of other equity awards. Employee further specifically acknowledges and agrees any breach of paragraphs 1-4 will cause Company substantial and irreparable harm and, therefore, in addition to such other remedies that may be available, including the recovery of damages from Employee, Company shall have the right to injunctive relief to restrain or enjoin any actual or threatened breach of the provisions of paragraphs 1-4. Employee further specifically acknowledges and agrees that, if Company prevails in a legal proceeding to enforce this Agreement, then Company shall be entitled to recover its costs and fees incurred, including its attorney’s fees, expert witness fees, and out-of-pocket costs, in addition to any other relief it may be granted.

b. Severability. The terms and provisions of this Agreement are severable in whole or in part. If a court of competent jurisdiction determines any term or provision of this Agreement is invalid, illegal, or unenforceable, then the remaining terms and provisions shall remain in full force and effect.

c. Assignment. Employee may not assign this Agreement. Company may assign this Agreement in its discretion to any parent/subsidiary company or successor in interest to the business, or part thereof, of Company.

d. Governing Law and Consent to Jurisdiction. Interpretation/enforcement of this Agreement shall be subject to and governed by the laws of the State of Kansas, irrespective of the fact that one or both of the parties now is or may become a resident of a different state and notwithstanding any authority to the contrary. Employee hereby expressly submits and consents to the exclusive personal jurisdiction and exclusive venue of the federal and state courts of competent jurisdiction in the State of Kansas, notwithstanding any authority to the contrary.

e. No Conflicting Agreements. Employee represents to Company (1) there are no restrictions, agreements, or understandings whatsoever to which Employee is a party that would prevent or make unlawful Employee’s execution or performance of this Agreement or employment with Company and (2) Employee’s execution of this Agreement and employment with Company does not constitute a breach of any contract, agreement, or understanding, oral or written, to which Employee is a party or by which Employee is bound.

f. Disclosure of Agreement. In the event Company has reason to believe Employee has breached or may breach this Agreement, Employee agrees Company may disclose this Agreement, without risk of liability, to a current or prospective employer of Employee or other business entity.

g. Survival. The obligations contained in this Agreement survive the termination, for any reason whatsoever, of Employee’s employment with Company (regardless of who initiates such termination) and shall thereafter remain in full force and effect as written. The obligations contained in this Agreement also survive the promotion, transfer, demotion, and/or other change to the terms/conditions of Employee’s employment, regardless of reason, and shall thereafter remain in full force and effect as written.

h. Nature of Agreement. This Agreement [, the Employment Agreement entered into between Employee and the Company, dated [            ],]13 and Executive’s Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements or understandings between the parties with respect to such matters[, including, without limitation, the Prior Agreement]14. This Agreement may be modified or amended only by an agreement in writing signed by both parties. This is not an employment agreement. [Employee’s employment with Company is and shall be at will for all purposes.]15

i. No Waiver. The failure of either party to insist on the performance of any of the terms or conditions of this Agreement, or failure to enforce any of the provisions of this Agreement, shall not be construed as a waiver or a relinquishment of any such provision. Any waiver or failure to enforce on any one occasion is effective only in that instance, and the obligations of either party with respect of any provision in this Agreement shall continue in full force and effect.

j. Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(1)	Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(A)	is made:

(i)	in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and

(ii)	solely for the purpose of reporting or investigating a suspected violation of law; or

(B)	is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

(2)

If Employee files a lawsuit for retaliation by Company for reporting a suspected violation of law, Employee may disclose Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee:

(A)	files any document containing the trade secret under seal; and

(B)	does not disclose the trade secret, except pursuant to court order.

[Signature Page Follows]

[13]	Option 1
[14]	Language to be included for executives party to an existing restrictive covenant agreement.
[15]	Option 2

BY COMPLETING AND EXECUTING THIS AGREEMENT, LEGAL RIGHTS AND DUTIES ARE CREATED. EMPLOYEE IS HEREBY ADVISED TO CONSULT INDEPENDENT LEGAL COUNSEL AS TO ALL MATTERS CONTAINED IN THIS DOCUMENT.

COMPASS MINERALS INTERNATIONAL, INC.

By:
Name:	[ ]	Employee Name: [ ]
Title:	[ ]	Date: [ ]
Date:	[ ]